REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 333-07683 and Registration Statement File No. 333-51383.






                                                            Arthur Andersen LLP





Boston, Massachusetts
March 19, 1999